UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2010

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165684	26-2816569
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 365 Chengde Street, Daowai District, Harbin
Heilongjiang Province, PRC 150020
(Address of principal executive offices)

(86) 451 8835 5530
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2010, Wei Wang, Guangxin Wang, Yuanyuan Jing and Weili Wang resigned as directors of the Company.  Wei Wang, Guangxin Wang, Yuanyuan Jing and Weili Wang’s resignations were due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 7, 2010, the board of directors (the “Board”) of Weikang Bio-Technology Group Co., Inc. (the “Company”) appointed Yvonne Zhang, Yilun Jin, Allen Zhang and Yan Huang as directors of the Company, effective immediately.  The Board has determined that Yvonne Zhang, Yilun Jin, Allen Zhang and Yan Huang are independent directors within the meaning set forth in the applicable rules, as currently in effect.  In connection with the appointments of the new directors to the Board, the Company has agreed to pay (i) Yvonne Zhang an annual compensation of 10,000 shares of the Company’s restricted common stock, (ii) Yilun Jin an annual compensation of 10,000 shares of the Company’s restricted common stock, (iii) Allen Zhang an annual compensation of 10,000 shares of the Company’s restricted common stock and (iv) Yan Huang an annual compensation of 10,000 shares of the Company’s restricted common stock. The biographical information regarding each of the new directors is listed below:

Ms. Zhang is a U.S. Certified Public Accountant.  From November 2001 to June 2005, Ms. Zhang was the Accounting Manager of Koo Chow & Company, LLP, an accounting firm in Los Angeles, CA.  Ms. Zhang also served as the Audit in Charge in Kabani & Company in Los Angeles, CA, from June 2005 to June 2006.  In addition, in July 2006, Ms. Zhang established her own business, V-Trust Accounting and Tax Services, in Alhambra, CA, providing consulting services to Chinese based companies going public in the U.S. regarding Chinese GAAP and U.S. GAAP reconciliation, preparation of financial statements in compliance with U.S. GAAP and PCAOB standards and review of financial sections of SEC filings.  Since August 2007, Ms. Zhang has been serving as the Chief Financial Officer of Songzai International Holding Group Inc., a coal production and mining company.  Ms. Zhang received her Bachelor degree in accounting in 1999 and her Master degree from California State University, Northridge.

Mr. Jin is a certified Chartered Financial Analyst.  From August 2002 to December 2003, Mr. Jin was the Management Associate of Citigroup in New York, NY.  Mr. Jin then served as the Vice President of Markets and Banking of Citigroup in New York, NY, from January 2004 to September 2008. Since September 2008, Mr. Jin has been serving as the Chief Financial Officer of American Lorain Corporation, an integrated food manufacturing company, listed on NYSE Amex.  Mr. Jin received his Bachelor of Arts degree in Economics from Fudan University, Shanghai, China in 1997 and his MBA in International Management with Specialization of Finance from Thunderbird School of Global Management in 2002.

Mr. Zhang has been serving as the International Business Consultant of Oriental Connections/China Railway Construction 18th Bureau Corporation/Shanghai Power Transmission Engineering Company since 2002. Since 2008, Mr. Zhang also has been serving as the Interim Chief Financial Officer of Pansoft Company Limited, an enterprise resource planning (ERP) software solutions and services provider for the oil and gas industry in China.  Mr. Zhang received his Bachelor of Science degree in Economics from People’s University of China, Beijing, China in 1982 and his Master of Science in Agricultural and Applied Economics from University of Minnesota in 1988.

Ms. Huang is a PRC qualified lawyer.  From 1988 to 1992, Ms. Huang participated in the professional business trainings of the copyright law, real estate law, mergers and acquisitions and reorganization.  She studied the Russian trade regulations in Moscow in 1993.  In 2003, Ms. Huang was awarded the qualification of independent director of listed companies by Chinese Securities Regulatory Commission. Ms. Huang is the founder and the attorney of Heilongjiang Long Yang Law Firm, China, since 2007.  Ms. Huang received her Bachelor of Law degree and Master of Civil and Commercial Law degree from Heilongjiang University in 1987.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.

Date: April 12, 2010	By:	/s/ Yin Wang
Yin Wang Chief Executive Officer